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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 1997, with respect to the financial statements of Fieldcrest Cannon, Inc. incorporated by reference in the Registration Statement (Form S-4) and related Prospectus of Pillowtex Corporation for the registration of $185,000,000 of 9% Senior Subordinated Notes due 2007.



                                        /s/ Ernst & Young LLP
                                        Ernst & Young LLP


Greensboro, North Carolina
February 16, 1998